Ben & Jerry's Homemade, Inc.
                               30 Community Drive
                         South Burlington, VT 05403-6828

                                                             Date:   May 7, 1999
Dear Shareholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders, which will be held on Saturday, June 26, 1999 at Sugarbush Resort's Lincoln Peak, in Warren, Vermont at 10:00 A.M. Enclosed is a Proxy Statement and Proxy Card for voting Class A Common Stock and Class B Common Stock, a parking pass for the 1999 Shareholder Meeting, and a copy of the 1998 Annual Report to Shareholders.

On the following pages, you will find a Notice of the 1999 Annual Meeting and Proxy Statement. The Notice of Annual Meeting lists three items of formal business to address at the Annual Meeting.

After carefully considering the Proxy Statement, we hope that you will support the election of the Directors and in approving Item 2 and Item 3.

We will follow the formal business with time for discussion, and we welcome your comments, questions and ideas.

After the Meeting, we invite you to join in the One World One Heart Festival, a wonderful one-day celebration, located at Sugarbush Resort's Mt. Ellen, in Warren, Vermont. The Festival will run from 11:00 A.M. until 7:00 P.M. and will be filled with lots of good music, good food, good fun, good intentions and good friends. Please join us in this community celebration.

                                                      Best regards,


                                                      Jerry Greenfield,
                                                      Chairperson


                                                      Perry D. Odak
                                                      Chief Executive Officer

                          Ben & Jerry's Homemade, Inc.
                               30 Community Drive
                         South Burlington, VT 05403-6828


                                TABLE OF CONTENTS

                                                                      Page
Notice of Annual Meeting of Shareholders................................1

Proxy Statement.........................................................2
     Introduction.......................................................2
     Shares Outstanding, Voting Rights and Record Date..................2

Item 1 - Nominees for Director
     Directors Standing for Election....................................2
     Committees of the Board............................................5

Item 2 - Proposed Amendment to the 1995 Equity Incentive Plan,
     Increasing the Number of Shares Available for Delivery.............6

Item 3 - Ratification of Selection of Auditors.........................12

Security Ownership of Certain Beneficial Owners and Management.........13

Executive Compensation
     Summary Compensation Table........................................14
     Options/SAR Grants................................................15
     Aggregate Options.................................................15
     Compensation Committee Report.....................................15
     Certain Relationships & Related Transactions......................18

Stock Performance Graph................................................21

Voting, Miscellaneous, General, etc....................................22

                          Ben & Jerry's Homemade, Inc.
                               30 Community Drive
                         South Burlington, VT 05403-6828


                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Ben & Jerry's Homemade, Inc. will be held at Sugarbush Resort's Lincoln Peak in Warren, Vermont, on June 26, 1999, 10:00 A.M. (EST), for the following purposes:

1. To fix the number of directors at eight and to elect a class of two directors to succeed the class whose term expires with this Annual Meeting, such class to serve until the year 2002 Annual Meeting and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to amend the Company's 1995 Equity Incentive Plan to increase the aggregate number of shares of stock authorized for delivery in connection with awards under such Plan from 900,000 shares of Class A Common Stock to 1,300,000 shares of Class A Common Stock.

3. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the 1999 fiscal year.

4. To transact any other business that may properly be brought before the Meeting or any adjourned session thereof.

Shareholders of record at the close of business on April 19, 1999 are entitled to notice of, and to vote at, the Meeting and any adjourned session thereof.

                                             By order of the Board of Directors,


                                                               Frances G. Rathke
                                                                       Secretary
South Burlington, Vermont
May 7, 1999



PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY (FOR CLASS A COMMON STOCK AND FOR CLASS B COMMON STOCK) AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

                          Ben & Jerry's Homemade, Inc.
                               30 Community Drive
                         South Burlington, VT 05403-6828


                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                  June 26, 1999
                                 PROXY STATEMENT

The enclosed form of proxy (for Class A Common Stock and for Class B Common Stock) is solicited on behalf of the Board of Directors of Ben & Jerry's Homemade, Inc. ("Ben & Jerry's" or the "Company") for use at the 1999 Annual Meeting of Shareholders to be held at Sugarbush Resort's Lincoln Peak, Warren, Vermont on Saturday, June 26th 1999, at 10:00 A.M., (EST), and at any adjourned session thereof (the "Meeting").

Any proxy may be revoked prior to its exercise (i) by written notice received by the Secretary of the Company at its mailing address set forth above, (ii) by execution of a later-dated proxy or (iii) by attending the Meeting and voting the shares covered by the proxy in person.

Shareholders of record at the close of business on April 19, 1999 are entitled to receive notice of and to vote at the Meeting. Each share of the Company's Class A Common Stock and Class A Preferred Stock outstanding on the record date is entitled to one vote, and each share of the Company's Class B Common Stock is entitled to ten votes. As of the close of business on April 19, 1999 there were outstanding and entitled to vote 6,621,396 shares of Class A Common Stock, 819,045 shares of Class B Common Stock and 900 shares of Class A Preferred Stock.

The Company's Annual Report for 1998 is being mailed to shareholders with this Proxy Statement. It is expected that this Proxy Statement will be mailed to shareholders on or about May 14, 1999.

                         ITEM 1 - NOMINEES FOR DIRECTOR

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates to fix the number of directors at eight and to elect the nominees named below. Management knows of no reason why any nominee should refuse or be unable to serve. However, should any of the nominees refuse or be unable to serve, it is the intention of the persons named as proxies to act in respect to filling that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine. All nominees for election were previously elected directors of the Company at the 1998 Annual Meeting.

The Board of Directors proposes to designate a class of two Directors (Class A) to serve until the year 2002 Annual Meeting and until their successors have been duly elected and qualified; and to elect Messrs. Jeffrey Furman and Henry Morgan, each of whom are currently members of the Board and were elected at the 1998 Annual Meeting to the Class A Directors.

Information is furnished below with respect to the nominees for election to the Class A Directors, as well as the Directors continuing in office. Each Director will serve until his or her successor is elected and qualified. None of the nominees for director is related to any other director or executive officer of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. FURMAN AND MORGAN.

Messrs. Furman and Morgan have been designated Class A Directors to serve if elected for a term of three years expiring at the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified.

Set forth below is information relating to the nominees. Each director elected will serve until his/her successor is elected and qualified or until his/her earlier resignation or removal. None of the nominees for director is related to any other nominee or to any executive officer of the Company by marriage, adoption or blood.

CLASS A DIRECTORS, TO BE ELECTED FOR A THREE YEAR TERM, TO EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS 2002, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.


            Name    Age     Principal Occupation or Employment                       Director Since
--------------------------- ------------------------------------------------------ -------------------
Jeffrey Furman        55    Jeffrey  Furman is Treasurer  and Director of the Ben         1982
                            & Jerry's Foundation,  Inc. Currently,  Mr. Furman is
                            a   self-employed   Consultant.   Mr.  Furman  was  a
                            consultant  to the  Company  from March 1991  through
                            December 1996.

Henry Morgan          73    Henry  Morgan  is  retired  Dean  Emeritus  of Boston         1987
                            University  School of  Management.  Mr. Morgan serves
                            on   the   Board   of    Directors    of    Cambridge
                            Bancorporation,  Southern Development  Bancorporation
                            and Cleveland Development Bancorporation


MEMBERS OF THE BOARD OF DIRECTORS (CLASS B) WHOSE, TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS 2000:

Pierre Ferrari        48    Pierre   Ferrari,   has   been   President   of  Lang         1997
                            International,  a  marketing  consulting  firm  since
                            1997.   From  1994  to  1997,  Mr.  Ferrari  was  the
                            Special  Assistant to the  President and CEO of Care,
                            the world's  largest  private relief and  development
                            agency.  Prior  to 1994,  Mr.  Ferrari  held  various
                            senior level  marketing  positions  at The  Coca-Cola
                            Company.

Jerry Greenfield      47    Jerry  Greenfield,  a  Founder  of the  Company,  has         1977
                            served as Director,  Vice-Chairperson  and currently,
                            Chairperson  of  Ben &  Jerry's  Homemade,  Inc.  Mr.
                            Greenfield is also  President and Director of the Ben
                            & Jerry's Foundation, Inc.

Frederick A. Miller   52    Frederick  A.  Miller  has been  President  of Kaleel         1992
                            Jamison  Consulting Group,  Inc., a strategic culture
                            change and management consulting firm since 1985.

MEMBERS OF THE BOARD OF DIRECTORS (CLASS C) WHOSE, TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS 2001:

Bennett Cohen         47    Ben Cohen,  a Founder of the  Company,  has served as         1977
                            Director,       Chairperson       and      currently,
                            Vice-Chairperson  of  Ben &  Jerry's  Homemade,  Inc.
                            From January 1, 1991 to January 30, 1995,  he was the
                            Chief Executive  Officer.  Mr. Cohen is a director of
                            Blue Fish Clothing,  Inc., Community Products,  Inc.,
                            Social Venture Network and GreenPeace  International.
                            In  1997   Community   Products,   Inc.   filed   for
                            protection  under  Chapter  11 of the  United  States
                            Bankruptcy Code.

Jennifer Henderson    45    Jennifer  Henderson  is  Director  of Training at the         1996
                            Center for  Community  Change in  Washington,  DC and
                            President   of  Strategic   Interventions,   Inc.,  a
                            leadership and management consulting firm.


Perry D. Odak         53    Perry Odak has served as Chief  Executive  Officer of         1997
                            the Company  since  December 31, 1996, as Director of
                            the  Company  since   January  1997,   and  as  Chief
                            Executive  Officer  and  President  since  June 1997.
                            From 1990 to 1996,  Mr. Odak was a principal in Odak,
                            Pezzani & Company,  a private  management  consulting
                            firm.   From  1994  to  1995,   Mr.  Odak  was  Chief
                            Executive Officer of Graham Packaging.

There were six meetings of the Board of Directors in 1998. Directors who are not employees or full-time consultants of the Company receive an annual retainer fee of $18,000, in addition to a $1,000 per board meeting attendance fee and reimbursement of reasonable out-of-pocket expenses. The Company has the 1995 Non-Employee Directors' Plan for Stock in Lieu of Directors' Cash Retainer under which directors may elect to be paid annually, in lieu of the cash retainer for board services, shares of Class A Common Stock having a fair market value (as of the date of payment) equal to the amount of such annual retainer. Four non-employee directors, Pierre Ferrari, Frederick Miller, Henry Morgan and Andrew Patti (who resigned from the Board in September, 1998) each elected to receive 936 shares of Class A Common Stock in Lieu of the cash retainer for the twelve month period ending July 1, 1999 under this Plan.

The Board of Directors has an Audit Committee on which Directors Ferrari, Furman, and Morgan (Chairperson) serve. This Committee met two times in 1998. The Audit Committee reviews with management and the Company's independent public accountants the following: the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the accountants upon the financial condition of the Company and its accounting procedures and internal controls, and such other matters as the Committee deems appropriate.

The Board of Directors has a Compensation Committee, which reviews salary and related compensation matters regarding the officers of the Company, and in particular, the compensation of all executive officers of the Company. The Compensation Committee makes recommendations to the Board regarding policy changes related to compensation and administers certain compensation plans, including: the 1995 Equity Incentive Plan, the 1999 Equity Incentive Plan (under which officers and directors are ineligible), the Employee Stock Purchase Plan, and the 1985 Stock Option Plan (under which no further options may be granted). Directors Miller, Morgan and Henderson, (Chairperson) serve on this Committee. The Committee met three times in 1998.

The Board of Directors has a Governance and Nominating Committee on which Directors Ferrari, Greenfield, Henderson, Odak and until April 15, 1999, Cohen (Chairperson) serve. The Committee met two times in 1998.

The Board of Directors has an Executive Committee on which Directors Cohen, Miller, Morgan, Odak and Ferrari serve. The Committee did not meet in 1998.

The Board of Directors has a Social Mission/WorkCulture Committee on which Directors Bankowski, Furman, Henderson and Miller (Chairperson) serve. The Committee oversaw the preparation of the 1998 Social Performance Assessment. The Committee met five times in 1998.

Effective March 31, 1998, the Board established a Finance Committee on which Messrs. Morgan (Chair), Greenfield and Patti (who resigned in September, 1998) serve. The Committee did not meet in 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND TO VOTE FOR EACH OF THE TWO NOMINEES.

ITEM 2 - PROPOSED AMENDMENT TO THE 1995 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED TO BE DELIVERED THEREUNDER

General. Subject to approval by the stockholders at the 1999 Shareholder Meeting, the Board of Directors approved on April 15, 1999 a proposal to amend the Company's 1995 Equity Incentive Plan (the "Plan") to increase by 400,000 shares the aggregate number of shares of Class A Common Stock of the Company which may be delivered in connection with options, restricted stock awards, or other stock-based awards granted under the Plan. The Plan was originally approved by the stockholders at the June 24, 1995 Shareholder Meeting.

As of April 19, 1999 there were 107,147 shares available for the granting of options or other stock-based future awards under the Plan, and the Company had outstanding options under the Plan, the 1985 Stock Option Plan and the 1999 Equity Incentive Plan referred to below and related contractual arrangements for an aggregate of 1,088,055 shares of Class A Common Stock. The Board of Directors believes that the number of shares remaining available for issuance under the Plan is clearly insufficient to continue to fulfill the purposes of the Plan (which expires April 21, 2005) and that accordingly the number of shares authorized for delivery thereunder should be increased by 400,000 from 900,000 shares to 1,300,000 shares of Class A Common Stock.

The Directors believe that the Plan is an important means of attracting, holding and motivating key employees of the Company and that the Plan is a necessary and integral part of the Company's overall management compensation program. As noted under the heading "Compensation Committee Report on Executive Compensation" in this Proxy Statement, the Board views the granting of options as a significant method of aligning management's long-term interests with those of the shareholders.

On January 21, 1999 the Compensation Committee granted non-incentive stock options to purchase 316 shares to each full-time employee (excluding officers and directors who did not receive any option grant) who has been an employee since January 1, 1999 and regular part-time employees who have been with the Company since January 1, 1996 with more than an average of 25 hours per week. These options, aggregating approximately 200,000, were granted under the 1999 Equity Incentive Plan, since there were not sufficient shares available for grant under the 1995 Equity Incentive Plan.

From 1997 until March 31, 1999, the Company, pursuant to Board programs, repurchased an aggregate of 312,000 shares of its Class A Common Stock. These shares are available for delivery under the Plan, thereby substantially compensating for the dilution incident to the issue of shares under the Plan, following adoption of the proposed amendment to the Plan. The Board of Directors presently intends to repurchase up to $2.8 million of additional shares of the Class A Common Stock, provided that the stock can be so repurchased at market prices deemed favorable by the Board. However, given the increase in late March
- early April 1999 in the market price for Ben & Jerry's stock, there is no assurance that the Company will succeed in implementing this additional stock repurchase program.

Set forth below is a summary of the Plan now in effect:

ELIGIBLE PARTICIPANTS: MAXIMUM NUMBER OF SHARES. The Plan's eligibility criterion encompasses officers and other key employees of the Company and its subsidiaries and consultants and other persons who are in a position to make a significant contribution to the Company and its subsidiaries. Options for no more than 200,000 shares can be granted to any individual in any one-year under the Plan.

Currently (prior to the proposed amendment), subject to any future adjustment for stock splits and similar events, the total number of shares of Class A Common Stock that can be issued under the Plan is 900,000 shares. If any award under the Plan that requires exercise by the participant for the delivery of Class A Common Stock terminates without having been exercised in full, or, if any award payable of Class A Common Stock or cash is satisfied in cash rather than Class A Common Stock, the number of shares of Class A Common Stock as to which such award was not exercised or for which cash was substituted will be available for future grants. The Plan is not required to be qualified under
Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employees Retirement Income Security Act of 1974.

STOCK OPTIONS. The Plan permits the granting of options that qualify as incentive stock options under the Internal Revenue Code ("Incentive Options" or "ISOs") and stock options that do not so qualify ("Non-Statutory Options"). The option exercise price of each option shall be determined by the Committee. The option price of an ISO may not be less than 100% of the fair market value of the shares on the date of grant in the case of ISOs (110% in the case of ISOs granted to a greater than ten percent stockholder). The option exercise price of a Non-statutory Option may be not less than the fair market value of the Class A Common Stock on the effective date of grant. In accordance with a proposed change in generally accepted accounting principles, the Plan was recently amended by the Board to prohibit any repricing of options, i.e. the granting of options at a lower price in exchange for cancellation of higher priced options and to prohibit the grant of options with an exercise price below the fair market value on the effective date of the grant. The Committee has never repriced any options or granted any options below market.

Options under the Plan have typically been granted with vesting provisions such that they generally vest over a four year period. Options granted to the CEO have been granted with longer vesting provisions, but with acceleration of vesting under specified conditions.

The term of each option will be fixed by the Committee, but may not exceed ten years from the date of grant (five years in the case of an ISO granted to a greater than ten-percent stockholder). The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may, in its discretion, provide that upon exercise of an option, instead of receiving shares free from restrictions under the Plan, the participant will receive shares of Restricted Stock or Deferred Stock Awards as defined below. Also, if the market price of the Class A Common Stock subject to an option exceeds the price of the option at the time of exercise, the Committee may, in its discretion, and upon request by an employee, cancel the option and pay to the employee an amount in cash or Class A Common Stock equal to the difference between the fair market value of the Class A Common Stock which would have been purchased pursuant to the exercise (determined on the date the option is canceled) and the aggregate exercise price which would have been paid.

The exercise price of options granted under the Plan must be paid in full in cash or by check, bank draft or money order, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or, if the terms of the option permit (or for a non-statutory option, if the Committee so permits at or after the grant of the option), by shares of Class A Common Stock which have been owned for at least six months (unless the Committee approves in any instance a shorter period), by a promissory note, provided that the par value of any new issue of shares of Class A Common Stock must be paid in cash or by check or other instrument acceptable to the Company or by any combination of the foregoing.

STOCK APPRECIATION RIGHTS. The Committee may also grant stock appreciation rights, alone or in conjunction with options entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Class A Common Stock, Restricted Stock or Deferred Stock Awards (as determined by the Committee), in general measured by the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights granted in tandem with options will be exercisable only at such time or times, and to the extent that the related option is exercisable and will terminate upon the exercise of the related stock appreciation right.

TREATMENT OF OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. If a participant's employment terminates by reason of death or total or permanent disability, any option or stock appreciation right then held by the participant that is not exercisable immediately prior to such termination of employment will terminate on that date. Any remaining options and stock appreciation rights will remain exercisable for one year from the date of termination of the employment. In the event of any other termination of employment (or, in the case of a non-employee participant, in the event such participant ceases to be affiliated with the Company), all options and stock appreciation rights held by the participant that are not then exercisable shall terminate and all options and stock appreciation rights then exercisable shall continue to be exercisable for a period of three months or such longer period as may be established by the Committee. (Termination of employment of an employee for cause will result in immediate termination of all awards if the Committee so determines before or after the date of such termination.) Notwithstanding the post-termination exercise periods, described above, no option or stock appreciation right may be exercised beyond its original term.

RESTRICTED STOCK AND UNRESTRICTED STOCK. The Committee may also award shares of Class A Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price of shares of Restricted Stock shall be not less than par value (or past services of equivalent value). Recipients of Restricted Stock must accept an award within 60 days of the grant of such award by written instrument and tender full payment, if any, in order to have any rights with respect to the Restricted Stock. The Committee may at any time accelerate the dates on which the restrictions will lapse. Generally, shares of Restricted Stock are nontransferable, and if a participant who holds shares of Restricted Stock terminates employment or otherwise ceases to be affiliated with the Company for any reason including death or disability prior to the lapse or waiver of the restrictions, the employee must resell to the Company the shares of Restricted Stock for the amount paid for such shares or forfeit them to the Company if no cash was paid' provided, however, that the Committee may provide that the restrictions lapse upon any such termination of employment. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock.

Any participant making an election under Section 83(b) of the Internal Revenue Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

The Committee may also grant shares which are free from any restrictions under the Plan ("Unrestricted Stock"). The purchase price of Unrestricted Stock must be not less than par value (or past services of equivalent value).

DEFERRED STOCK. The Committee may also make deferred stock awards under the Plan ("Deferred Stock Awards"). Deferred Stock Awards entitle the recipient to receive shares of Class A Common Stock in one or more installments at a future date or dates, and on such conditions as determined by the Committee. Except as otherwise specified in the grant or agreed to by the Committee, all such rights to which the participant has not become irrevocable entitled will terminate upon the participant's death, retirement or other termination of employment or other affiliation with the Company. The Committee may at any time accelerate the time at which delivery of all or part of the shares will take place.

PERFORMANCE AWARDS (CASH OR STOCK). The Committee may also grant awards based on certain performance criteria ("Performance Awards") entitling the recipient to receive, without payment, shares of Class A Common Stock or cash in such combinations as the Committee may determine. Payment of the award may be conditioned on achievement of personal, corporate, departmental or any other category of performance goals and such other conditions as the Committee shall determine. Except as otherwise specified in the grant or agreed to by the Committee, rights under a Performance Award to which the participant has not become irrevocably entitled will terminate upon a participant' death, retirement or other termination of employment or other affiliation with the Company. Any conditions in an award may be waived or modified by the Committee at any time.

LOANS. The Company may make a loan to a participant ("Loan"), either on the date of or after the grant of any award to the participant. A Loan may be made either in connection with the purchase of Class A Common Stock under the award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the award. The Board will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate. However, no Loan may have a term (including extensions) exceeding ten years in duration.

SUPPLEMENTAL GRANTS. In connection with any award, the Committee may at the time such award is made or at a later date, provide for and grant a cash award to the participant ("Supplemental Grant") not to exceed an amount equal to the amount of any Federal, State and Local income tax on ordinary income for which the participant will be liable with respect to the award, plus an additional amount on a grossed-up basis necessary to make the participant whole after tax, discharging all participant's income tax liabilities arising from the Supplemental Grant. Except as otherwise specified in the grant or agreed to by the Committee, rights under a Supplemental Grant to which the participant has not become irrevocably entitled will terminate upon a participant's death, retirement or other termination of employment or other affiliation with the Company.

No award granted under the Plan (other than an award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution and during an employee's lifetime an award requiring exercise may be exercised only by the participant (or in the event of the participant's incapacity, the person legally appointed to act on the participant's behalf).

CHANGE OF CONTROL. Immediately prior to a change in control of the Company (as defined), all options and stock appreciation rights are accelerated and become vested, provided that the Committee may also arrange for substituted options to be granted by a company that is acquiring control in the transaction.

ADJUSTMENTS IN CLASS A COMMON STOCK; CERTAIN CORPORATE TRANSACTIONS. In the event of a stock dividend, stock split and certain other changes in the Company's capitalization, including extraordinary distributions to shareholders, the Committee will make appropriate adjustment to the maximum number of shares that may be delivered under the Plan, the number of shares subject to outstanding awards, the exercise price of outstanding awards, and other appropriate adjustments. The Committee may also make such adjustments in other circumstances if it deems the adjustments necessary to avoid distortion in the operation of the Plan.

In the event the Company is acquired under prescribed circumstances, all outstanding awards, which will have vested immediately prior to a change in control, will terminate. The Committee in its discretion may, however, accelerate the exercisability of (or lift restrictions applicable to) outstanding awards, or if the participant will be employed by the acquiring corporation or an affiliate, may arrange for replacement awards.

WITHHOLDING REQUIREMENTS. The grant or exercise of awards may be subject to tax withholding requirements, as described below. Where Class A Common Stock may be delivered under an award, the Committee may require that the participant or other appropriate person either remit to the Company an amount necessary to
satisfy  withholding  requirements  or  make  other  satisfactory   arrangements
(including, if the Committee so permits, the holding back of shares from payments under the award).

Where a participant purchases Class A Common Stock under an award for a price equal to the par value of the stock, the Committee may determine that the price has been satisfied by past services rendered by the participant.

EFFECT, DISCONTINUANCE, CANCELLATIONS, AMENDMENT AND TERMINATION. The Committee may at any time discontinue granting awards under the Plan. The Board may at any time or times amend the Plan (and the Committee may amend any outstanding award) or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, except that the following amendments may not be made without the approval of the stockholders of the Company: increase in the maximum number of shares available under the Plan or change in the group of persons eligible to receive awards under the Plan. No amendment or termination of the Plan may adversely affect the rights of any participant (without the participant's consent) under any award previously granted.

FEDERAL INCOME TAX EFFECTS. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the option holder or a deduction to the Company. However, option holders exercising incentive stock options may become subject to the alternative minimum tax by reason of that exercise.

If the stock received upon the exercise of an incentive stock option is held for at least two years from the date of grant and at least one year after the date of exercise, any gain or loss recognized upon the disposition of the stock will be considered long-term capital gain or loss and will be taxed accordingly. If shares received upon exercise of an incentive stock option are disposed of before the holding period requirements described above have been satisfied (a "Disqualifying Disposition"), the option holder will realize ordinary income, and the Company will be entitled to a deduction, equal in general to the difference between the option price and the value of the stock on the date of exercise. The amount of ordinary income realized on a Disqualifying disposition may be limited when the stock is sold for less than its value on the exercise date. Incentive options granted to an optionee will be treated for Federal income tax purposes as non-statutory options (see below) to the extent the aggregate value (determined as of the time of grant) of the stock for which the options first become exercisable in any calendar year exceeds $100,000. In the case of non-statutory options, no income results upon the grant of the option. When an option holder exercises a non-statutory option, he or she will realize ordinary income, subject to withholding, equal in general to the excess of the then-fair market value of the stock over the option price. The Company will in general be entitled to a deduction equal to the amount of ordinary income realized by the optionee, provided the Company satisfied certain withholding and reporting requirements.

Section 162(m) of the Internal Revenue Code limits to $1 million the deduction a public corporation may claim with respect to the remuneration paid in any year to any of the Corporations' top five officers at the end of such year. The deduction limitation is subject to a number of important exceptions, including an exception for so-called "performance-based" compensation. It is anticipated that options granted under the Plan will be eligible for a "performance based" exception from the deduction limitation.

The Internal Revenue Code also imposes a 20% additional tax, and denies a deduction, where remuneration paid in connection with a change in control exceeds specified limits. In determining whether these limits have been exceeded, options that vest upon a change in control of the Company may be taken into account.

The foregoing summary is limited to Federal income tax consequences and does no purport to be a complete description of those taxes.

VOTE REQUIRED

The favorable vote of a majority of the votes cast on the matter by all outstanding shares of Class A Common Stock, Class B Common Stock and Class A Preferred Stock entitled to vote, voting together, is required to authorize this amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1995 EQUITY INCENTIVE PLAN.

                 ITEM 3 - RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected the independent public accounting firm of Ernst & Young LLP to audit the accounts of the company for the fiscal year 1999. The Board of Directors has recommended that shareholders ratify this selection. The Board of Directors will review its selection if this proposal is not approved by the shareholders of the Company at the Annual Meeting.

Neither the firm of Ernst & Young LLP nor any of its partners has a direct or materially indirect financial interest in the Company. Representatives of the firm of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to reply to shareholder inquiries.

VOTE REQUIRED

The affirmative vote of a majority of the votes properly cast on the matter by all shares of outstanding stock of the Company, voting together, at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

The following table sets forth certain information as of April 19, 1999 with respect to the beneficial ownership of the outstanding shares of Class A Common Stock, Class B Common Stock and Class A Preferred Stock by (i) all persons owning of record, or beneficially to the knowledge of the Company, more than five percent of the outstanding shares of any class, (ii) each director and executive officer of the Company individually, (iii) all directors and officers of the Company as a group, and (iv) The Ben & Jerry's Foundation, Inc. The mailing address of each of the persons shown and of the Foundation is c/o Ben & Jerry's Homemade, Inc., 30 Community Drive, South Burlington, Vermont 05403-6828, except as otherwise indicated.


                                                                 Amount of Beneficial Ownership
                                     Class A Common Stock               Class B Common Stock               Preferred Stock
                                               % Outstanding                     % Outstanding                    % Outstanding
Name                             # Shares        shares (1)       # Shares          Shares (2)         # Shares       Shares
----                             --------        ----------       --------          ----------         --------       ------

Ben Cohen (3)                    447,673               7.1%           488,486           59.7%               -            -
Jeffrey Furman (4)(5)             17,000               *               30,300            3.7%               -            -
Jerry Greenfield (4)             130,000               2.1%            90,000           11.0%               -            -
Perry Odak (6)                   265,125               4.1%                 -            -                  -            -
Elizabeth Bankowski (4)           25,704               *                    -            -                  -            -
Pierre Ferrari                     6,377               *                    -            -                  -            -
Jennifer Henderson                   524               *                    -            -                  -            -
Frederick A. Miller                3,101               *                    -            -                  -            -
Henry Morgan                       5,101               *                    -            -                  -            -
Lawrence E. Benders               21,667               *                    -            -                  -            -
Bruce Bowman                      33,619               *                    -            -                  -            -
Charles Green                     24,063               *                    -            -                  -            -
Angelo Pezzani                    30,917               *                    -            -                  -            -
Frances Rathke                    39,966               *                    -            -                  -            -
The Capital Group                587,500               9.4%                 -            -                  -            -
  Companies, Inc. (7)
  333 South Hope St
  Los Angeles, CA 90071
Warburg Pincus Asset             745,800              11.9%
Management
   466 Lexington Ave
   New York, NY 10017
All Officers and Directors     1,077,085              16.0%           608,786           74.4%               -                -
as       a group of 15
persons
The Ben & Jerry's                      -               -                    -            -                900              100%
   Foundation, Inc. (4)


*    Less than 1%

(1) Based on the number of shares of Class A Common Stock outstanding as of April 19, 1999. Each share of Class A Common Stock entitles the holder to one vote per share.
(2) Based on the number of shares of Class B Common Stock outstanding as of April 19, 1999. Each share of Class B Common Stock entitles the holder to ten votes.
(3) Under the regulations and interpretations of the Securities and Exchange Commission, Mr. Cohen may be deemed to be a parent of the Company.
(4) By virtue of their positions as directors of The Foundation, which has the power to vote or dispose of the Class A Preferred Stock, each of Messrs. Greenfield, a co-founder, Director and Chairperson of the Company, and Furman, a Director of and formerly a consultant to the Company, and Ms. Bankowski, an Officer and Director of the Company, may be deemed under the regulations and interpretations of the Securities and Exchange Commission, to own beneficially the Class A Preferred Stock.
(5) Does not include 210 shares of Class A Common Stock and 105 Shares of Class B Common Stock owned by Mr. Furman's wife, as to which he disclaims beneficial ownership under the securities laws. Includes 7,000 shares held by Mr. Furman as trustee for others, which are deemed beneficially owned by Mr. Furman under rules and regulations of the Securities and Exchange Commission.
(6) Does not include 15,080 shares of Class A Common Stock beneficially owned by Mr. Odak's wife under the rules and regulations of the Securities and Exchange Commission, as to which he disclaims beneficial ownership.
(7) The Capital Group Companies, Inc., is the parent company of Capital Research and Management Company, SMALLCAP World Fund, Inc. and Capital
     Guardian Trust Company. As a result of the investment power and in some cases the voting power held by the subsidiary companies, The Capital Group Companies, Inc., is deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

The following table sets forth the cash compensation paid by the Company in Fiscal Years 1996 - 1998 as well as certain other compensation paid, awarded or accrued for those years to the Company's Chief Executive Officer and the other four highest-paid executive officers during the 1998 fiscal year. Perry Odak became the Chief Executive Officer on December 31, 1996.


                                                   Annual Compensation          Awards       Long-Term Compensation Pay-outs
                                                   -------------------          ------       -------------------------------
                                                                      Other                Securities
                                                                      Annual   Restricted  Underlying                All Other
    Name and                                              Bonus       Compen-   Stock       Options/      LTIP      Compensation
   Principal Position                 Year     Salary      (1)        sation    Awards       SARS        Pay-outs      (2)
-----------------------------------   ----   --------   ---------    --------   -------   -----------   ----------- ------------
 Perry D. Odak                        1998   $305,769   $ 150,000                                                      $  7,750
 CEO, President and                   1997   $300,000   $ 100,000                          360,000                     $ 25,000
 Director                             1996   $     --   $      --                                                      $     --

 Bruce Bowman                         1998   $211,692   $  75,000                                                      $  6,964
 Senior Director of                   1997   $200,000   $  50,000                           27,000                     $  4,131
 Operations                           1996   $169,231   $  20,000                           10,000                     $  1,099

 Lawrence E. Benders                  1998   $229,327   $  40,000                                                      $     52
 Chief Marketing Officer              1997   $ 38,942   $   5,000                           52,000                     $     --
                                      1996   $     --   $      --                                                      $     --

 Charles Green                        1998   $182,885   $  75,000                                                      $  5,755
 Senior Director of                   1997   $162,596   $  40,000                           45,000                     $     --
 Sales & Distribution                 1996   $ 24,231   $      --                            5,000                     $     --

 Angelo Pezzani                       1998   $254,808   $  75,000                           30,000                     $  4,327
 Senior Director of                   1997   $208,332   $      --                           52,000                     $     --
 Business Development                 1996   $     --   $      --                                                      $     --

(1)  "Bonus" includes 1998 discretionary distributions under the Company's Management Incentive Program.

(2)  "All Other Compensation" includes Company contributions to 401(k) plans and relocation fees.

OPTION/SAR GRANTS IN FISCAL 1998


                                        Percentage                                        Potential Realizable Value
                                         of Total                                           at Assumed Annual Rates
                                        Options/SARS         Exercise or                  of Stock Price Appreciation
                        Options/SARS    Granted to           Base Price     Expiration        for Option Term
                        ------------    ----------           ----------     ----------    ---------------------------
Name                      Granted    Employees in 1998       (per share)      Date           5%                10%
----                    ----------   -----------------       -----------    ----------    --------          ---------
Angelo Pezzani           30,000          70.6%                $19.25         7/28/08      $363,187          $920,386


AGGREGATED OPTION/SAR EXERCISES IN 1998 AND 1998 YEAR-END OPTION/SAR VALUES

                                                                                             Value of Unexercised
                            Shares                               Number of Unexercised       In-the-money Options/SARS
                         Acquired on                            Options/SARS at 12/26/98              at 12/26/98
    Name                 Exercise (#)     Value Realized      Exercisable    Unexercisable    Exercisable  Unexercisable
----------------         ------------     --------------      -----------    -------------    -----------  -------------
Perry D. Odak                 0                 0               140,000        220,000        $1,626,800    $2,556,400
Bruce Bowman                  0                 0                24,125         37,875        $  162,656    $  258,514
Charles Green                 0                 0                19,375         30,625        $  170,594    $  267,456
Lawrence Benders              0                 0                16,250         35,750        $  160,388    $  352,853
Angelo Pezzani                0                 0                19,250         62,750        $  132,243    $  412,978


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed of three independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission and whose names appear below. The Committee is responsible for reviewing salary and related compensation matters relating to the Chief Executive Officer and the other executive officers of the Company and making recommendations to the Board regarding compensation policy changes for the Company. The Committee also administers: the 1985 Option Plan (under which no further stock options may be granted); the 1995 Equity Incentive Plan; the 1991 Restricted Stock Plan; the 1995 Non-Employee Directors' Plan for Stock in Lieu of Directors' Cash Retainer; and the 1986 Employee Stock Purchase Plan.

GENERAL COMPENSATION PHILOSOPHY. The Company operates in a competitive environment of the super premium ice cream and frozen dessert industry. While applying a principle of salary compression and "linked prosperity," the Company strives to maintain compensation programs that allow the Company to respond to the competitive pressures within this industry. The company's compensation philosophy is to offer compensation opportunities linked to the Company's three-part mission, individual performance and overall contribution to the Company's success and the enhancement of shareholder value. These compensation opportunities are intended to enable the company to attract, retain and motivate the necessary people to ensure the Company's long-term growth, both financial and non-financial (i.e. social performance).

COMPENSATION COMPONENTS. It is the Committee's objective to have a substantial portion of the Chief Executive Officer and the Company's other executive officers' compensation contingent ("at risk") upon the Company's successful performance, as well as his/her contribution to the success in meeting its three-part mission and balancing both short and long-term goals. The compensation program for the Company's Chief Executive Officer and other executive officers consists of three main components: (1) a base salary (2) an annual bonus; and (3) long-term incentives. The second and third constitute the "at risk" portion of the Chief Executive Officer and other executive officers' overall compensation program. These three components are in addition to the Company's employee benefits, which include hospital and health insurance, life insurance, 401(k) retirement plan and the Employee Stock Purchase Plan.

BASE  SALARY.  The  Committee  annually  reviews  the base  salary  of the Chief
Executive Officer and other executive officers. In determining salary adjustments, the Committee considers, in light of any contract that is in place, the Company's success in achieving its three-part mission objectives, the Officers' individual performance, and the Officer's base salary in relation to the lower-to-mid end of the competitive range of pay for the position.

ANNUAL INCENTIVE BONUS. The annual incentive bonus is the first "at risk" element in the Company's compensation program. For 1998 the Chief Executive Officer recommended bonus awards for the executive officers and certain other key employees, given the Company's significant improvement in its results for the year, and these awards were approved by the Compensation Committee, which also voted a bonus award for the Chief Executive Officer. For 1999, the Board approved a business plan presented by management, which establishes three-part corporate mission objectives for the year 1999, including business plan revenue and profitability targets. The Compensation Committee, with input from the Social Mission/WorkCulture Committee, is establishing an annual bonus target award for the Chief Executive Officer and the Chief Executive Officer is establishing bonus award targets for the other executive officers and certain other key employees.

LONG-TERM INCENTIVE PROGRAM. The long-term incentive program is the second "at risk" element of the Company's compensation program in which it is intended that the Chief Executive Officer, all other executive officers and all key employees will be eligible to participate. The Committee may also grant, from time to time, options across the board to all levels of employees and, in some cases, to consultants. In January, 1999, pursuant to the Company's concept of "linked prosperity", the Committee granted an option for 316 shares each to 632 employees, which included all employees (other than officers and directors) who were full-time employees as of January 1, 1999 or who had been part-time employees since January 1, 1996 at an average rate of 25 hours a week. These options were granted at $23.63, the fair market value on the date of grant. The Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the shareholders. This approach brings into balance short and long-term compensation with the Company's goals, fosters the retention of key executive and management personnel and rewards the achievement of superior performance at the different employee levels within the Company. Long-term incentive awards to executives will be based upon criteria which include an individual's current position with the Company, total amount of compensation other than long-term incentive, the executives' performance in the recent period, expected contributions to the achievement of the Company's long-term performance goals and competitive levels of stock grants. The Committee in 1998 made stock option grants for an aggregate of 42,500 shares to executive officers and key employees.

As a result of federal tax legislation enacted in 1993, under Section 162(m) of the Internal Revenue Code 1986, as amended, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds one million dollars per officer in any one year, except for, among other matters, "performance-based compensation" approved by stockholders. At previous Annual Meetings the shareholders approved the adoption of and amendments to the Company's 1995 Equity Incentive Plan which are designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under the Plan would qualify as "performance-based compensation".

1998 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Perry Odak, was hired as Chief Executive Officer for the Company on December 31, 1996 and on June 30, 1997 he also became President. As Chief Executive Officer, Mr. Odak has a three-year Employment Agreement with the Company dated December 31, 1996, as amended. Under the terms of the Agreement, Mr. Odak is entitled to a base salary of $300,000 per annum, subject to increases from time to time by the Board of Directors, in its sole discretion ($315,000 has been set by the Board as the 1999 base salary). Under his employment agreement Mr. Odak received non-incentive stock options to purchase an aggregate of 360,000 shares of Class A Common Stock of the Company exercisable at $10.88 per share, the fair market value on the dates of grant by the Compensation Committee of the Board of Directors under the 1995 Equity Incentive Plan. These options become exercisable at various dates specified in the Employment Agreement, subject to acceleration of vesting as to specified amounts in the event that certain financial goals are achieved and the Compensation Committee makes certain findings with respect to Mr. Odak's performance in the applicable prior period, all as specified in detail in the Employment Agreement. In early 1998 the Compensation Committee made a favorable finding with respect to Mr. Odak's 1997 performance, and in early 1999, in lieu of making a finding with respect to performance in 1998, the Committee recommended an amendment to the Employment Agreement, which was approved by the Board of Directors and signed by the Company and Mr. Odak relating to the terms and conditions of further accelerated vesting of options. In early 1999, the Committee awarded Mr. Odak a bonus of $150,000 or 50% of base salary, for performance in 1998.





Jennifer Henderson, Chairperson
Henry Morgan
Frederick A. Miller

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the terms of a Severance and Non-competition Agreement between the Company and MR. FURMAN, dated December 31, 1990, the Company provided at no cost to Mr. Furman family health insurance coverage under the Company's regular employee health insurance plan. This obligation terminated March 2, 1999.

MR. COHEN, a Co-founder of the Company, Vice-Chairperson and Director of the Company, has entered into an Employment Agreement with the Company for an employment term expiring on December 31, 1999 (renewable automatically thereafter in successive one year periods unless either Mr. Cohen or the Company gives notice to the other of non-renewal). The Agreement provides for a base salary of $200,000 per annum, subject to increases and bonuses at the discretion of the Board. The Agreement provides for a covenant not to compete during the employment term of the Agreement and for a three-year period thereafter, in consideration of payment by the Company (except as otherwise provided in the Agreement) of severance equal to the then-current base salary during the three-year period. The Agreement then provides for annual payments of $75,000 (adjusted for changes in the Consumer Price Index) for life, commencing with the end of the three-year severance period, and for specified insurance benefits and contains a provision for contemplated services to be provided to the Company after the end of the term of employment and severance period.

MR. GREENFIELD, a Co-founder of the Company, Chairperson, and Director of the Company, has entered into an Employment Agreement with the Company for an employment term expiring on December 31, 1999 (renewable automatically thereafter in successive one year periods unless either Mr. Greenfield or the Company gives notice to the other of non-renewal). The Agreement provides for a base salary of $200,000 per annum, subject to increases and bonuses at the discretion of the Board. The Agreement also provides for a covenant not to compete during the employment term of the Agreement and for a three-year period thereafter, in consideration of payment by the company (except as otherwise provided in the Agreement) of severance equal to the then-current base salary during the three-year period. The Agreement then provides for annual payments of $75,000 (adjusted for changes in the Consumer Price Index) for life, commencing with the end of the three-year severance period, for specified insurance benefits and contains a provision for certain services contemplated to be provided to the Company after the end of the term of employment and severance period.

MR. ODAK, Chief Executive Officer, has a three-year Employment Agreement with the Company dated December 31, 1996, as amended. Under the terms of the Agreement, Mr. Odak is entitled to a base salary of $300,000 per annum, subject to increases from time to time by the Board of Directors, in its sole discretion ($315,000 has been set by the Board as the 1999 base salary). Mr. Odak received non-incentive stock options to purchase an aggregate of 360,000 shares of Class A Common Stock of the Company exercisable at $10.88 per share, the fair market value on the dates of grant by the Compensation Committee of the Board of Directors under the 1995 Equity Incentive Plan. These options become exercisable at various dates specified in the Employment Agreement, subject to acceleration of vesting as to specified amounts in the event that certain financial goals are achieved and the Compensation Committee makes certain findings with respect to Mr. Odak's performance in the applicable prior period, all as specified in detail in the Employment Agreement.

The Employment Agreement may be terminated at any time by the Company for cause, as defined. If terminated for cause, the Company shall have no further obligation to Mr. Odak, other than for base salary through the date of termination, and any options that are vested shall continue to be exercisable for thirty days (unless terminated by the vote of the Compensation Committee). All other options terminate.

The Company may also terminate the Employment Agreement other than for cause, in which event the Company has a continuing obligation to pay Mr. Odak his base amount at the rate in effect on the date of termination for the monthly periods specified in the Agreement, which are dependent upon the date of such termination. Additionally, the Company will continue to contribute, for the period during which the base amount is continued, the cost of Mr. Odak's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan. Upon such termination, unvested options shall become exercisable to the extent so provided by the Agreement.

Mr. Odak may terminate his employment with the Company for good reason, as defined (in the absence of cause). In the event of such termination, base amount, benefits and options (including acceleration, period of exercisability and termination of options) shall be paid or provided in the same manner and extent as for a termination by the Company other than for cause.

Mr. Odak agrees not to compete with the Company during his period of employment and, after termination, for the greater of one year or the period during which severance payments are made.

MR. PEZZANI, Senior Director of Business Development has an Employment Agreement dated January 1, 1998, expiring December 31, 2000 with an annual renewal provision. The agreement provides for an annual base salary of $250,000 per annum, subject to increases from time to time by the CEO with approval by the Board of Directors. He is eligible for an annual bonus that is guaranteed to be at least $75,000, as determined by the CEO and approved by the Board of Directors. Mr. Pezzani received incentive stock options to purchase an aggregate of 52,000 shares of Class A common stock of the Company exercisable at $13.89 per share, the fair market value on the date of grant by the Compensation Committee of the Board of Directors under the 1995 Equity Incentive Plan. These options become exercisable over a four year period with one-fourth being exercisable on March 1, 1998 and up to an additional 1/48 of the shares covered by this Option on the last day of each month in the next three years. The Agreement also provides for medical, life insurance, 401 (k) plan and other employee benefits, a covenant not to compete during the term of the Agreement and for a two -year period thereafter.

The Agreement may be terminated at any time for by the Company for cause, as defined. The Company may also terminate the Agreement other than for cause, in which event the Company has a continuing obligation to pay Mr. Pezzani his base salary, bonuses that are earned and unpaid, for the monthly periods, but for a period not less than twelve months, specified in the Agreement. Additionally, the Company will continue to contribute the cost of Mr. Pezzani's participation in the Company's group medical and life insurance plans during the same period as his base salary is continued. Upon such termination, unvested options shall become exercisable to the extent so provided by the Agreement. Mr. Pezzani may terminate his employment with the Company for good reason, as defined (in the absence of cause). In the event of such termination, base salary, bonus, benefits and options shall be paid or provided in the same manner and extent as for termination by the Company Other Than For Cause.

MR. BENDERS, Chief Marketing Officer, has an Employment Agreement dated October 20, 1997, expiring October 20, 2000. The agreement provides for an annual base salary of $225,000 per annum, subject to increases from time to time by the CEO with approval by the Board of Directors. He is eligible for an annual bonus as determined by the CEO and approved by the Board of Directors. Mr. Benders received incentive stock options to purchase an aggregate of 52,000 shares of Class A common stock of the Company exercisable at $12.63 per share, the fair market value on the date of grant by the Compensation Committee of the Board of Directors under the 1995 Equity Incentive Plan. These options become exercisable over a four year period with one-fourth being exercisable on October 20, 1998 and up to an additional 1/48 of the shares covered by this Option on the last day of each month in the next three years. The Agreement also provides for medical, life insurance, 401 (k) plan and other employee benefits, a covenant not to compete during the term of the Agreement and for a two - year period thereafter.

The Agreement may be terminated at any time for by the Company for cause, as defined. The Company may also terminate the Agreement other than for cause, in which event the Company has a continuing obligation to pay Mr. Benders his base salary for six months. Additionally, the Company will continue to contribute the cost of Mr.Benders' participation in the Company's group medical and life insurance plans during the same period as his base salary is continued.

Copies of the above described Agreements have been filed as exhibits to the Form 10-K and the above descriptions are qualified by the definitive terms of the Agreements so filed as exhibits.

During the year ended December 27, 1997, the Company purchased RainForest Crunch cashew-brazilnut butter crunch candy to be included in Ben & Jerry's RainForest Crunch(R) flavor ice cream for an aggregate purchase price of approximately $800,000 from Community Products, Inc., a company of which Messrs. Cohen and Furman were the principal stockholders and directors. The candy was purchased from Community Products, Inc., at competitive prices and on standard terms and conditions. Community Products, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code in early 1997, its business was sold and the matter (and related litigation) is pending in U.S. Bankruptcy Court. Ben & Jerry's located an alternative supplier for cashew-brazilnut butter crunch and no purchases were made in 1998 from Community Products, Inc. The termination of Ben & Jerry's relationship with Community Products, Inc. had no material effect on the Company's business.

In 1998, the Company paid $20,000 to Ms. Jennifer Henderson for services as a consultant in connection with service as a member of the Board of Directors.

In 1997, the Company paid a $60,000 fee to the Kaleel Jamison Consulting Group, Inc., for its role in the Company's hiring of Mr. Richard Doran, Senior Director of Human Resources. Mr. Frederick A. Miller, a Director of the Company is President of Kaleel Jamison Consulting Group, Inc. Prior to joining the Company, Mr. Doran was an employee of Kaleel Jamison Consulting Group, Inc.

In December 1997, the Company advanced $140,000 to Mr. Lawrence E. Benders, Chief Marketing Officer, under a non-interest bearing bridge loan for the purchase of his home in Vermont. In January 1998, Mr. Benders paid the bridge loan in full.

STOCK PERFORMANCE GRAPH

The following graph sets forth information comparing the cumulative total return to holders of the Company's Common Stock (Class A and Class B) over the last five years (the "Measuring Period") with (1) the cumulative total return of the NASDAQ Stock Market Index (U.S.) and (2) the cumulative total return of the Standard and Poor's Food Index, assuming in each case the investment of $100 on December 31, 1993. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                                  Indexed \ Cumulative Returns

                          Period   Return   Return   Return   Return   Return  Return  Return  Return   Return   Return
Company \ Index Name     12/31/93 3/31/94  6/30/94  9/30/94  12/31/94 3/31/95 6/30/95  9/30/95 12/31/95 3/31/96  6/30/96
========================================================================================================================

BEN & JERRY'S HOMEMDE   CL A  100   103.88  104.65    86.82    58.91   73.64    85.27   116.28   91.47   102.33  105.43
S&P FOODS INDEX               100    96.84   97.51   105.63   111.78  115.57   126.00   131.17  142.59   144.74  148.22
NASDAQ                        100   109.97  104.83   113.51   112.21  122.28   139.87   156.70  158.56   166.08  179.64

                                  Return   Return   Return  Return   Return   Return  Return   Return   Return  Return
Company \ Index Name              9/30/96  12/31/96 3/31/97 6/30/97  9/30/97  12/31/973/31/98  6/30/98  9/30/98 12/31/98
========================================================================================================================

BEN & JERRY'S HOMEMDE                78.29    67.44   79.84    85.27    79.84   96.12   112.40   120.16   92.25   138.76
S&P FOODS INDEX                     161.88   168.93  181.99   207.27   215.83  242.12   258.65   260.49  229.17   262.02
NASDAQ                              186.04   195.18  184.61   218.45   255.40  239.53   116.80   120.18  108.80   140.33

The above stock  performance  graph is required  by  regulations  adopted by the Securities and Exchange Commission.

STOCK OWNERSHIP FILINGS

Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1998. All of these filing requirements were satisfied by its directors and officers and, to the Company's knowledge and belief, ten percent holders.

                               VOTING INFORMATION
                               ------------------
Consistent with state law and under the Company's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Persons appointed by the Company to act as Judges of Election for the Meeting will count votes cast by proxy or in person at the Annual Meeting.

The two nominees for election as Directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve any other matter which comes before the Annual Meeting, except where law or the Company's Articles of Incorporation or By-laws require otherwise.

The Judges of Election will count the total number of votes cast "for" approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

                                  MISCELLANEOUS
                                  -------------
Each of the Compensation Committee Report on Executive Compensation and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company later specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             STOCKHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING
             ------------------------------------------------------
All stockholder proposals intended to be submitted at the Company's Year 2000 Annual Meeting must be received by the Secretary of the Company on or before January 14, 2000 in order to be considered for inclusion in the Company's proxy materials for the Year 2000 Annual Meeting.

Pursuant to the Company's By-law requiring advance notice for additional nominations for director or for any proposals by stockholders for presentation at the Year 2000 Annual Meeting, the persons named as proxies in the Year 2000 form of Proxy will be entitled to vote in their discretion on all such matters that are not received by the Company by April 10, 2000.

                                     GENERAL
                                     -------
The proxy confers discretionary authority with respect to any other business, which may come before the Annual Meeting of Shareholders, including rules for the conduct of the Meeting. The Board of Directors knows of no other matter to be presented at the Meeting. It is the intention of the person named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in the Proxy Statement do properly come before the Meeting, unless the contrary is indicated.

In addition to the solicitation of proxies by mail, management and employees of the Company may also assist in soliciting proxies in person or by mail, telecopy, telephone and personal interviews for which they will receive no additional compensation. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals or other beneficial owners of capital stock of Ben & Jerry's.

You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed proxy card. It is not necessary to mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The proxy card may be returned in the enclosed envelope, which is postage-paid if mailed in the United States. A prompt response will be helpful and your cooperation is appreciated.



By order of the Board of Directors,



Frances G. Rathke, Secretary


South Burlington, Vermont

May 7, 1999